Exhibit 10.47

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (this “Agreement”) is made as of ____ __, 2015 (the “Effective Date”), by and between Ubiquity Global Services, Inc., a Delaware corporation, having its principal place of business at 19 West 44th Street, Suite 1104, New York, NY 10036 (“Ubiquity”), and Higher One, Inc., a Delaware corporation, having its principal place of business at 115 Munson Street, New Haven, CT 06511 (“Client”). Ubiquity and Client are sometimes referred to herein individually as a “Party” or together as the “Parties”.

Recitals

Whereas, Ubiquity provides various services, including customer contact center services;

Whereas, Client wishes to avail itself of certain of Ubiquity’s services, including customer contact center services; and

Whereas, Ubiquity and Client desire to enter into this Agreement pursuant to which Ubiquity will provide to Client certain mutually agreed services, all under the terms and conditions set forth below.

Now, Therefore, in consideration of the foregoing and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

1.     Services. During the term of this Agreement, Ubiquity shall provide Client with certain services, all as described in one or more mutually agreed Statements of Work (each such Statement of Work, an “SOW”) to be entered into by the Parties from time to time (the “Services”). Ubiquity shall have the right to determine the method, details, and means of performing the work to be performed for the Client in connection with any Services.

2.     Fees; Payments; Taxes.

2.1     Fees. In consideration for Ubiquity providing Client with the Services, Client shall pay to Ubiquity the fees and expenses specified on each applicable SOW (the “Fees”). If a change in law or regulation affects the Services or the cost of providing the Services, Ubiquity and Client will negotiate in good faith to modify an applicable SOW to increase the Fees in a manner that equitably addresses the change in law or regulation.

2.2     Fee Increases. During the first twelve (12) months of this Agreement, Ubiquity shall not increase the Fees without the prior written consent of Client. Thereafter, during the remaining Term (as defined below), Ubiquity may from time to time increase the Fees; provided, however, that Ubiquity shall increase Fees no more than annually and in an amount no greater than the lesser of the change in the Consumer Price Index for that given year, or 2%. For avoidance of doubt, nothing in this Section 2.2 will preclude Ubiquity from passing along increases in pass through costs to Client.

2.3     Payment. Ubiquity shall invoice Client for the Fees in the manner set forth in each applicable SOW. Properly submitted invoices upon which payment is not received within thirty (30) days of the invoice date shall accrue a late charge of the highest rate allowable by law, in each case compounded monthly to the extent allowable by law. Ubiquity may, without breach, immediately suspend or terminate the provision of any Services in the event payment of Fees is more than ninety (90) days past due. Client is liable for and agrees to pay all collection costs and expenses (including reasonable attorney fees) expended or incurred by Ubiquity in connection with the collection or attempted collection of past due Fees.

2.4     Taxes. The Fees do not include, and Client shall pay, any sales, use, property, value-added or other taxes (including any amounts to be withheld for the purpose of paying the foregoing) based on the services performed under this Agreement, excepting federal, state, county, or local taxes, franchise fees, or similar charges based on the net income or worth of the capital or capital stock of Ubiquity. If Ubiquity is required to pay any of the foregoing taxes (excepting federal, state, county, or local taxes, franchise fees, or similar charges based on the net income or worth of the capital or capital stock of Ubiquity), then such taxes shall be billed to and paid by Client.

3.     Client’s Obligations. Client shall cooperate with Ubiquity, and provide all reasonable assistance to Ubiquity in order to allow for Ubiquity to provide the Services, including without limitation timely access to accurate data, information and personnel of Client. Client acknowledges that such cooperation and assistance is necessary to enable Ubiquity to perform the Services. Without limiting the generality of the foregoing, additional Client obligations may be set forth on each applicable SOW.

MASTER SERVICES AGREEMENT

4.            Intellectual Property. Except as expressly provided herein, this Agreement will not be construed to grant any assignment of, or license under, any intellectual property, Confidential Information or know-how of any Party. Each Party will own and retain all of its right, title, and interest in and relating to its tangible and intangible property, including without limitation its intellectual property in its products and services as well as its Confidential Information. Without limiting the generality of the foregoing, all right, title, and interest, including all intellectual property rights, in and to the Services provided hereunder, and any tangible or intangible materials used and/or developed by Ubiquity or its licensors during the course of performance of this Agreement, including hardware, software, methods, processes, documentation, and materials of Ubiquity or its licensors, and any updates, derivatives or modifications thereof, shall be and remain the property of Ubiquity or its licensors, as applicable.

5.	Confidential Information.

(a)     As used herein, the term “Confidential Information” means any material or information disclosed by one Party to the other that is marked or otherwise identified as confidential at the time of disclosure, or which given facts and circumstances under which such information is disclosed, should reasonably be considered confidential and proprietary. Confidential Information shall also include Client customer and consumer information (including without limitation names, addresses, telephone numbers, account numbers, demographic, financial and transactional information or customer lists and nonpublic personal information of consumers as defined by the Gramm-Leach-Bliley Act (Pub. L. 106-102), Section 628 of the Fair Credit Reporting Act, Section 216 of the Fair and Accurate Credit Transactions Act and any implementing regulations or guidelines (“Client Customer Information”). Client Customer Information is a subset of Confidential Information.

(b)     Except as otherwise expressly provided in this Agreement, each Party agrees that all Confidential Information will be used only for purposes of this Agreement, and will not be disclosed by the receiving Party, its agents, representatives, or employees without the prior written consent of the disclosing Party. The receiving Party shall permit access to Confidential Information only to those of its employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein. The restrictions on the use or disclosure of any Confidential Information shall not apply to any such Confidential Information that was disclosed in response to a valid order by a court or other governmental body, provided, however, that the receiving Party shall provide the disclosing Party with prior written notice of such disclosure in order to permit such disclosing Party to seek confidential treatment of such Confidential Information.

(c)     Notwithstanding anything herein to the contrary, Confidential Information shall not include material or information which the receiving Party can demonstrate by dated written records: (i) is generally available to the public without breach of this Agreement by the receiving Party, its agents, representatives, or employees; (ii) was rightfully in the receiving Party's possession prior to disclosure to it by the disclosing Party; (iii) was independently developed by the receiving Party without use of or reference to any of the disclosing Party’s Confidential Information; or (iv) was rightfully received by the receiving Party from a third party without a duty of confidentiality.

(d)     The receiving Party agrees that the disclosing Party would suffer immediate and irreparable harm in the event any Confidential Information is used or disclosed in a manner not permitted by this Agreement. In the event of a breach or the threatened breach of the provisions of this Agreement, the disclosing Party shall be entitled to injunctive relief restraining the receiving Party from such breach or threatened breach and to enforce the provisions herein in any state or federal court located in the State in which the disclosing Party maintains its principal place of business. Nothing herein shall be construed as prohibiting the disclosing Party from pursuing any other remedy against the receiving Party on account of such breach or threatened breach.

6.            Term; Termination

6.1         Term. This Agreement shall commence on the Effective Date and shall continue for a period of one (1) year (the “Initial Term”), unless earlier terminated pursuant to the terms hereof. This Agreement shall automatically renew for additional one (1) -year periods (each a “Renewal Term” and, together with the Initial Term, the “Term”) at the end of the Initial Term or any Renewal Term unless either Ubiquity or Client provides notice of non-renewal at least ninety (90) days prior to the end of the Initial Term or any Renewal Term.

MASTER SERVICES AGREEMENT

6.2     Termination for Cause. Either Party may immediately terminate this Agreement, upon written notice to the other Party, in the event that: (a) payment is not received within thirty (30) days after receipt of written notice of such non-payment; or (b) the other Party breaches any other material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of such breach. In addition, either Party may immediately terminate this Agreement, upon written notice to the other Party, in the event that the other Party (i) files a voluntary petition in bankruptcy or a petition seeking any reorganization, liquidation, dissolution, or similar relief under any applicable law relating to bankruptcy, insolvency, or relief for debtors, or the admission by such other Party of its inability to pay debts as they mature, or the making by such other Party of an assignment for the benefit of creditors or the taking of similar action for the benefit of creditors, or (ii) suffers the entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against such other Party seeking any reorganization, liquidation, dissolution, or similar relief under any applicable law relating to bankruptcy, insolvency, or other relief for debtors and the expiration of the period, if any, allowed by applicable law in which to appeal therefrom.

6.3     Effect of Termination. Termination or expiration of this Agreement will not limit any other remedies available to either Party, including injunctive relief, and will not relieve Client of its obligation to pay all Fees that have accrued prior to termination/expiration or are otherwise owed by Client to Ubiquity pursuant to this Agreement.

6.4     Upon Termination. If this Agreement expires or is terminated for any reason, Client will immediately cease using, and delete from its computer systems all copies of Ubiquity Confidential Information and any other Ubiquity materials or technology. Upon Ubiquity’s request, Client shall certify in writing that it has complied with the obligations of this Section 6.4.If this Agreement expires or is terminated for any reason, and upon Client’s request Ubiquity will cease using, and delete from its computer systems all copies of Client Confidential Information and any other Client materials or technology. Upon Client’s request, Ubiquity shall certify in writing that it has complied with the obligations of this Section 6.4

6.5     Transition of Service. Notwithstanding anything to the contrary in this Agreement, upon termination of this Agreement, Ubiquity will cooperate with Client and use commercially reasonable efforts to assist in the transition of the Services to Client or to a third party at Client’s discretion for a period of ninety 90 days after termination.

6.6     Exclusivity Period. During the Initial Term, Client agrees that it will not enter into an agreement with any other party for the provision of services similar to the Services provided hereunder, and that Ubiquity will be Client’s exclusive provider of such services. Notwithstanding the forgoing, Client may enter into agreements for similar Services if Ubiquity cannot meet expanded Client requirements.

7.      Reporting of Unauthorized Disclosures or Misuse of Client Customer Information. Ubiquity shall report to Client any use or disclosure of Client Customer Information not authorized (i) by the Agreement or (ii) in writing by Client, as soon as possible but in no event later than within one (1) business day of discovery. Within five (5) days, Ubiquity shall provide a written report to Client that shall identify: (i) the nature of the unauthorized use or disclosure; (ii) the Client Customer Information used or discloses, (iii) who made the unauthorized use and who received the unauthorized disclosure, (iv) what Ubiquity has done or shall do to mitigate any effect of the unauthorized use or disclosure, and (v) what corrective action Ubiquity has taken or shall take to prevent future similar unauthorized use of disclosure. Additionally, Ubiquity shall provide such other information, including a written report, as reasonably requested by Client. Reporting such information shall not relieve Ubiquity of any obligations or liabilities regarding any use or disclosure of Client Customer Information not authorized by this Agreement or in writing by Client.

8.     Security Audit. Upon at least ten (10) business days prior written notice to Ubiquity, Ubiquity grants Client, or a third party on Client’s behalf, and appropriate federal and state regulatory agencies, permission to perform an assessment, audit, examination or review of all controls in Ubiquity’s physical and/or technical environment in relation to all Confidential Information being handled and/or services being provided to Client pursuant to this Agreement to confirm Ubiquity’s compliance with this Agreement, as well as any applicable laws, regulations and industry standards. Ubiquity shall fully cooperate with such assessment by providing access to knowledgeable personnel, physical premises, documentation, infrastructure and application software that processes, stores or transports Confidential Information for Client pursuant to this Agreement. Ubiquity may require that a third party auditor (which does not include any regulatory agency) of Client sign a non-disclosure agreement with Ubiquity in a form mutually agreed by the Parties prior to Ubiquity granting the third party auditor access to Ubiquity’s facilities and operations. For clarity, in any such inspection or examination, Ubiquity will not be required to provide access to any information related to other customers of Ubiquity or its affiliates or information related to costs incurred by Ubiquity or its affiliates in connection with providing Services (other than costs for which Ubiquity invoices Client on a flow through basis). In addition, upon written notice to Ubiquity, Ubiquity shall provide Client with the results of any audit by or on behalf of Ubiquity performed that assesses the effectiveness of Ubiquity’s information security program as relevant to the security and confidentiality of Confidential Information shared during the course of this Agreement.

MASTER SERVICES AGREEMENT

9.       Representations and Warranties; Compliance with Laws. Each Party represents and warrants to the other that: (i) it has the right and authority to enter into and perform all of its respective obligations under this Agreement; (ii) it is in material compliance with all applicable laws, statutes, ordinances, rules and regulations with respect to its performance under this Agreement; (iii) no authorization or approval from any third party is or will be required in connection with such Party's execution, delivery or performance of this Agreement; (iv) the execution and performance of this Agreement does not violate or conflict with the terms or conditions of any other agreement to which it is a party or by which it is bound; and (v) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such Party in accordance with its terms. Each Party agrees that it will comply with all statutes, codes, ordinances, laws, regulations, rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies) (hereinafter “Governmental Requirements”) having jurisdiction over it and which are applicable to its activities under this Agreement. For avoidance of doubt, and notwithstanding anything herein to the contrary, Client shall be responsible for ensuring that Client and all Client products/programs and associated materials comply with all Governmental Requirements applicable to Client and such products/programs and associated materials. Notwithstanding anything herein to the contrary, Ubiquity shall not be responsible for any act or omission on the part of Client or any Client product/program or associated materials that causes Ubiquity or the Services to fail to comply with Governmental Requirements. Each Party agrees that it shall protect the privacy of Clients' customers’ non-public personal information (“Consumer Information”), as required by applicable law, to the extent that such Consumer Information is within such Party’s possession or control. In addition to the forgoing, Ubiquity agrees to use security safeguards for all personal information pertaining to Massachusetts residents in accordance with Massachusetts Regulation 201 CMR 17.00 and shall comply with the requisite privacy standards as set forth by the Gramm-Leach-Bliley Act (“GLBA”).

10.      Warranties; Disclaimers; Limitations of Liability.

10.1     Services. Ubiquity warrants that any Services provided by it under this Agreement will be performed in accordance with generally accepted professional standards. Ubiquity also warrants that it has the experience, skill and ability in such fields and related disciplines as may be necessary to perform all Services provided by it under this Agreement. Ubiquity also warrants that it shall maintain physical, network, and data security consistent with the reasonable commercial practices of the industry.

10.2     Disclaimer of Warranties. EXCEPT AS OTHERWISE PROVIDED IN SECTION 10.1, THE SERVICES, THE UBIQUITY CONFIDENTIAL INFORMATION AND ANY OTHER MATERIALS PROVIDED BY UBIQUITY TO CLIENT ARE BEING PROVIDED ON AN “AS IS” BASIS AND UBIQUITY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, UBIQUITY DOES NOT WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY INFORMATION OR MATERIALS PROVIDED TO CLIENT IN CONNECTION WITH THIS AGREEMENT OR THAT THE PROVISION OF THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL ERRORS WILL BE CORRECTED. THE SOLE REMEDY FOR ERRORS IN THE PROVISION OF THE SERVICES SHALL BE PURSUANT TO ANY APPLICABLE TECHNICAL SUPPORT TERMS INCLUDED IN AN SOW.

EXCEPT FOR REPRESENTATIONS OR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, CLIENT MAKES NO AND HEREBY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT) TO UBIQUITY, OR TO ANY OTHER PERSON, WITH RESPECT TO ANY SERVICES OR MATERIALS PROVIDED BY CLIENT HEREUNDER.

MASTER SERVICES AGREEMENT

10.3        Errors. Without limiting the generality of the foregoing, Ubiquity shall not be liable to Client for any alleged error, omission, or deficiency in connection with the provision of the Services (a “Deficiency”) where (i) the Deficiency has occurred due to the Client’s default, negligence, omission or misuse of the Services provided by Ubiquity hereunder; (ii) the Deficiency has occurred due to Client’s failure to provide Ubiquity with all necessary cooperation and assistance; or (iii) the Deficiency has occurred due to a third party’s default, negligence or misuse of the Services provided by Ubiquity hereunder.

10.4        Indirect Damages. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF A PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LIMITATIONS OF LIABILITY WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.5        Limitation on Liability. EXCEPT FOR ANY LIABILITY FOR BREACH OF ARTICLE 5, OR WITH RESPECT TO LIABILITY ARISING OUT OF THE PARTIES’ INDEMNIFICATION OBLIGATIONS SET FORTH BELOW IN SECTION 11(a) OR (b), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR AGGREGATE DAMAGES IN EXCESS OF THE FEES PAID BY CLIENT TO UBIQUITY IN THE LAST FULL CALENDAR YEAR.

11.          Indemnification.

(a)     Each Party shall defend, indemnify, save and hold harmless the other Party, and its officers, directors, and employees from or against any and all demands, liabilities, costs, or expenses, including reasonable attorneys’ fees, resulting from any fraud, gross negligence or intentional misconduct of any of indemnifying Party or its officers, directors, employees or agents with respect to this Agreement.

(b)     In addition, up to an aggregate maximum of the amount of the Fees paid by Client to Ubiquity in the preceding eighteen (18) months, each Party (referred to in this Section 11(b) as “Party of the First Part”) shall defend, indemnify, save and hold harmless the other Party (referred to in this Section 11(b) as “Party of the Second Part”), and its officers, directors, agents, and employees from or against any and all demands, liabilities, costs, or expenses, including reasonable attorneys’ fees, resulting from third party claims to the extent arising out of or relating to any failure by the Party of the First Part to comply with any Governmental Requirements for which the Party of the First Part is responsible pursuant to Article 7. In addition to the foregoing, Client shall defend, indemnify, save and hold harmless Ubiquity and its officers, directors, agents, and employees from or against any and all demands, liabilities, costs, or expenses, including reasonable attorneys’ fees, relating to third party claims arising out of or relating to Client’s independent activities in connection with this Agreement, including without limitation Client’s selection of terms, conditions, features and functionality for its products/programs.

(c)     Each Party agrees (i) to promptly notify the other Party in writing of any indemnifiable claim, (ii) to give the indemnifying Party sole control over the defense or negotiation of a settlement of any such claim at the indemnifying Party's expense and (iii) to cooperate fully with the indemnifying Party, at the indemnifying Party's expense, in defending or settling such claim, provided that the indemnifying Party shall not, without the other Party's written consent, enter into a settlement that reasonably can be expected to require a material affirmative obligation of, result in any ongoing material obligation to or materially prejudice or detrimentally impact the indemnified Party. Each Party reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification by any other Party.

12.          Record Retention and Review; Insurance.

(a)     Each Party shall, during the Term of this Agreement, and for a period of two (2) years thereafter, keep and maintain true, accurate and up-to-date records relating to the contracts, reports, invoices, accounts, complaints, and other transactions that occur concerning this Agreement. The Parties agree that directly, or through their agents, each Party shall, upon ten (10) days' prior written notice, have the reasonable right to inspect only such records and information, no more than twice per year, during normal business hours. Further, during the term of this Agreement, and for a period of two (2) years thereafter, Client reserves the right, upon at least ten (10) business days prior written notice, to audit Ubiquity’s books, records, invoices, policies and procedures to ensure Ubiquity’s compliance with the terms of this Agreement and applicable laws and regulations, including but not limited to, consumer protection and/or fair lending laws and regulations, and Client shall be permitted to engage independent third parties to conduct these audits. Ubiquity shall cooperate with Client and provide information and records (in electronic format) as well as access to applicable personnel and systems necessary to perform the audit in Client’s reasonable and good faith discretion. Ubiquity may require that a third party auditor (which does not include any regulatory agency) of Client sign a non-disclosure agreement with Ubiquity in a form mutually agreed by the Parties prior to Ubiquity granting the third party auditor access to Ubiquity’s facilities and operations. For clarity, in any such inspection or examination, Ubiquity will not be required to provide access to any information related to other customers of Ubiquity or its affiliates or information related to costs incurred by Ubiquity or its affiliates in connection with providing Services (other than costs for which Ubiquity invoices Client on a flow through basis).

MASTER SERVICES AGREEMENT

(b)     Each Party shall, during the Term of this Agreement, and for a period of two (2) years thereafter, maintain appropriate commercial general liability (which shall include, without limitation, contractual liability, bodily injury, and property damage), errors and omissions, employee theft and dishonesty, and data security breach insurance policies, the limits of which shall be no less $2,000,000 per occurrence for each policy referenced above. All insurances required shall be provided by insurance companies that have an A.M. Best rating for Financial Strength of at least A.

13.          General Provisions.

(a)     Amendment; Assignment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Parties hereto. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, of the Parties with respect to the transactions set forth herein. Neither Party may assign or otherwise transfer this Agreement or any rights or obligations hereunder, in whole or in part, without the other Party’s prior written consent, provided, however, that either Party, without the prior written approval of the other Party, may assign this Agreement to a successor in ownership of substantially all of the assets of its business, or an acquirer of Client’s business division for which the Services are being provided, provided that the successor or acquirer expressly assumes in writing the performance of the terms and conditions of this Agreement.

(b)     Severability; Headings. In the event a court or other tribunal of competent jurisdiction holds any provision of this Agreement to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect. The article and section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

(c)     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) on the delivery date if delivered by electronic mail to the proper address provided the same is sent by one or more of the other methods in (ii), (iv) or (v) below; (ii) upon personal delivery to the Party to be notified with signed verification of receipt; (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day provided the same is sent by one or more of the other methods in (ii), (iv) or (v); (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (v) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be sent to the attention of the Chief Executive Officer of such Party at the address set forth in the first paragraph of this Agreement or at such other addresses or to such other persons as are specified from time to time in writing.

(d)     Force Majeure. Neither Party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its control, including acts or omissions of government or military authority, acts of God (including earthquakes and floods), explosions, telecommunications failures (including any systemic Internet failures and any interruptions in services of Internet service providers), transportation delays, fires, riots or wars.

(e)     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, the legal relations between the Parties and the adjudication and enforcement thereof shall be governed by and interpreted and construed in accordance with the substantive laws of the State of New York(excepting only those conflict of laws provisions which would serve to defeat the operation of New York substantive law). Any action arising under or relating to this Agreement may only be brought, if by Ubiquity in the federal courts of the United States located in the State of Connecticut, or if by Client in the federal courts of the United States located in the State of new York, and the Parties hereto hereby submit to the jurisdiction of the said courts.

MASTER SERVICES AGREEMENT

(f)     Binding Effect; Counterparts; Facsimile Execution. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery hereof for all purposes.

(g)     Independent Contractors. Ubiquity and Client are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise or agency between them. Except as otherwise expressly provided herein, neither Party shall have the power to bind the other Party or incur obligations on their behalf without such Party’s express prior written consent.

(h)     Publicity. Each Party shall be entitled to announce publicly the fact that it has entered into this Agreement for the provision of the Services (the “Limited Use”). Any other publicity, announcements and/or press releases about this Agreement will require the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Each Party hereby grants the other Party a revocable, non-exclusive, non-transferable worldwide license to use the other Party’s logo or trademark in connection with the Limited Use. Each Party agrees to use the other Party’s logo or trademark only in accordance with any trademark usage guidelines that the other party may provide from time to time in writing to the other Party. Notwithstanding the foregoing, either Party may make disclosures required by legal, accounting or regulatory requirements.

(i)     Survival. The provisions set forth in Articles 4 through 13 shall survive any termination or expiration of this Agreement.

(j)     English Language. This Agreement is expressed in the English language. If this Agreement is translated by either Party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

IN WITNESS WHEREOF, this Master Services Agreement has been executed and delivered on behalf of each of the Parties hereto as of the date first above written.

UBIQUITY GLOBAL SERVICES, INC.		HIGHER ONE, INC.

By:	/s/ Corey Besaw	By:	/s/ Marc Sheinbaum
	Name: Corey Besaw		Name: Marc Sheinbaum
	Title: Vice President, Solution Design		Title: CEO

MASTER SERVICES AGREEMENT